EXHIBIT 4.02.2

(Face of Certificate)

No.	Shares
CUSIP NO. 156503 AG 9 (See Reverse for Certain Definitions)

ADELPHIA COMMUNICATIONS CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

5 1/2% SERIES D CONVERTIBLE PREFERRED STOCK
(LIQUIDATION PREFERENCE $200 PER SHARE)

        This is to certify that                          is the owner of                          FULLY PAID AND NON-ASSESSABLE SHARES OF THE 5 1/2% SERIES D CONVERTIBLE PREFERRED STOCK (LIQUIDATION PREFERENCE $200 PER SHARES) OF THE PAR VALUE OF ONE CENT PER SHARE OF ADELPHIS COMMUNICATIONS CORPORATION transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        WITNESS, the seal of the Corporation and signatures of its duly authorized officers.

Dated
By:
By:

(SEAL)

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
Transfer Agent and Registrar

By:	Authorized Signature

(Back of Certificate)

        ADELPHIA COMMUNICATIONS CORPORATION will furnish to any stockholder upon request to its principal office, and without charge, a full statement of the designations, preferences, limitations and relative rights of each class authorized, and of the variations in the relative rights and preferences between the shares of each preferred or special class in series, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

        The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	(Cust) (Minor)
TEN ENT	—	as tenants by he entireties
JT TEN	—	as joint tenants with right of
		survivorship and not as tenants in common		Custodian under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

        For value received,                          hereby sell, assign and transfer unto

Please print or typewrite name and address, including postal zip code of assignee
Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

NOTICE OF ELECTION

        The undersigned hereby irrevocably exercise(s) the right to convert                          Shares of the 5 1/2% Series D Convertible Preferred Stock ($200 Liquidation Preference Per Share) represented by this certificate into Class A Common Stock of Adelphia Communications Corporation in accordance with the terms of the 5 1/2% Series D Convertible Preferred Stock ($200 Liquidation Preference Per Share) relating thereto.

Date:	Signature: